                                POWER OF ATTORNEY

     The undersigned, as a Section 16 reporting person of Omeros Corporation
(the "Company"), hereby constitutes and appoints Marcia S. Kelbon, David R.
Toll, Mark A. Metcalf and Covington & Burling LLP, as outside counsel to the
Company, and each of them individually, as his or her true lawful attorney in-fact and agent with full power of substitution, for him or her in any and all capacities, to:

     1.   prepare, complete and execute in the undersigned's name and on his or her behalf, Forms ID, 3, 4 and 5, including all amendments thereto, as well as any other documents as the attorney-in-fact shall determine to be necessary or appropriate to obtain codes and passwords and make electronic filings with the United States Securities and Exchange
          Commission (the "Commission") under Section 16(a) of the Securities
          Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company;

     2.   perform any and all acts for and on behalf of the undersigned that may be necessary or appropriate in order to file such forms with the
          Commission, any stock exchange or similar authority and such other person or agency as the attorney-in-fact shall deem appropriate; and

     3.   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and contain such terms and conditions as the attorney-in-fact may approve in such
          attorney-in-fact's discretion.

     The undersigned hereby grants to each of the foregoing attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, and hereby ratifies and confirms all that said attorneys-in-fact, or the substitute or substitutes of said attorneys-in-fact, shall do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16(a) of the Exchange Act.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the
Company and the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15 day of October, 2013.

                                        Signature:  /s/ Peter A. Demopulos
                                                    ----------------------------
                                                    Peter A. Demopulos, M.D.